Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, the “Company” refers to OptimizeRx Corporation, a Nevada Corporation and “Medicx” refers to Healthy Offers, Inc., a Nevada corporation d/b/a Medicx Health.

Description of the Business Combination

On October 24, 2023, as a result of the previously announced Agreement and Plan of Merger (the “Merger Agreement”) dated October 11, 2023, the Company’s newly created subsidiary (“Merger Sub”) was merged into Medicx, with Medicx remaining as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”).

In connection with the Merger, each share of Medicx stock, both preferred and common, issued and outstanding prior to the Merger was automatically cancelled and extinguished and converted into the right to receive a portion of the merger consideration. In addition each vested Medicx option was cancelled and automatically converted into the right to receive a cash payment equal to (i) the excess of the per-share merger consideration over the applicable exercise price of such option, multiplied by (ii) the number of shares of Medicx common stock subject to such option.

OptimizeRx is considered to be the accounting acquirer, as further discussed in “Note 1 — Basis of Presentation” of this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the Merger been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements due to various factors. The unaudited pro forma condensed combined statement of financial position does not purport to represent the future financial position of the Company and the unaudited pro forma condensed combined statements of operations do not purport to represent the future results of operations of the Company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited condensed balance sheet of the Company as of June 30, 2023 and the historical unaudited balance sheet of Medicx as of June 30, 2023 on a pro forma basis as if the Merger had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and the unaudited pro forma condensed statement of operations for the year ended December 31, 2022 combines the historical condensed statement of operations of the Company for the six months ended June 30, 2023 and the year ended December 31, 2022 and the historical statement of operations of Medicx for the same periods on a pro forma basis as if the Merger had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger.

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Merger, and should be read in conjunction with the following:

●	The audited financial statements of the Company included in its annual report, on Form 10-K, for the year ended December 31, 2022, filed with the Commission on March 10, 2023.

●	The unaudited financial statements for the six months ended June 30, 2023, included in the Company’s quarterly report, on Form 10-Q, for the quarter ending June 30, 2023, filed with the Commission on August 14, 2023.

●	The audited financial statements of Medicx as of and for the year ended December 31, 2022 and the unaudited financial statements as of and for the six months ended June 30, 2023, included in this Form 8-K/A.

●	The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s annual report, on Form 10-K, for the year ended December 31, 2022, and quarterly report, on Form 10-Q, for the quarter ended June 30, 2023, filed with the Commission on March 10, 2023 and August 14, 2023, respectively.

Management Investor Shares

As previously disclosed, certain members of Medicx’s management team (“Management Investors”) agreed to use a portion of the consideration received to purchase, in the aggregate, approximately $10.5 million of the Company’s common stock. On October 24, 2023, at the closing of the Merger, each Management Investor executed a common stock purchase agreement (the “Subscription Agreement”). Pursuant to the Subscription Agreement, the Company issued 1,444,581 shares of its common stock in the aggregate to the Management Investors.

The fair value of these shares, $12.1 million, based on the quoted market price as of the date of the Merger, has been included in the calculation of the fair value of the consideration transferred in connection with the Merger.

Term Loan

A portion of the cash purchase price was funded through debt financing. The financing agreement provides for a term loan in the aggregate principal amount of $40,000,000. The term loan is repayable in quarterly installments on the last business day of each fiscal quarter commencing on December 31, 2023 in an amount equal to 1.25% of the principal amount. The outstanding unpaid principal amount of the term loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the fourth (4th) anniversary of the closing of the financing agreement and funding of the term loan and (ii) the date on which the term loan is declared due and payable pursuant to the terms of the financing agreement. The term loan bears a variable interest rate which is currently priced at 14.12%.

The Company incurred debt issuance costs of $2.1 million in connection with the term loan. These costs are being amortized as interest expense on a straight line basis over the life of the term loan.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2023

	OptimizeRx (Historical)	Medicx (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	$9,808,330	$2,940,782	$37,895,000	A.	$16,552,547
	—	—	(31,150,783)	B.	—
	—	—	(2,940,782)	D.	—
Short-term investments	52,931,831	—	(52,931,831)	B.	—
Investments	—	2,583,272	(2,583,272)	D.	—
Accounts receivable, net	18,281,133	6,696,242	—		24,977,375
Prepaid expenses and other	4,052,729	519,097	—		4,571,826
Employee retention credit receivables	—	212,251	—		212,251
Income tax receivable	—	256,890	—		256,890
Total current assets	85,074,023	13,208,534	(51,711,668)		46,570,889
Property and equipment, net	140,968	38,683	—		179,651
Other assets
Goodwill	22,673,820	—	53,871,208	C.	76,545,028
Customer relationships	—	—	34,800,000	C.	34,800,000
Technology assets, net	8,366,375	1,268,146	200,000	D.	8,566,375
	—	—	(1,268,146)	C.
Patent rights, net	1,831,839	—	9,300,000	C.	11,131,839
Operating right-of-use assets, net	14,544	184,254	—		198,798
Other intangible assets, net	3,223,305	—	6,100,000	C.	9,323,305
Net deferred tax asset	—	567,652	(567,652)	D.	—
Investments	—	1,759,024	(1,759,024)	D.	—
Deposits	—	9,728	—		9,728
Total other assets	36,109,883	3,788,804	100,676,386		140,575,073
Total Assets	$121,324,874	$17,036,021	$48,964,718		$187,325,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$—	$2,000,000	A.	$2,000,000
Accounts payable – trade	817,779	1,242,672	—		2,060,451
Accrued expenses	1,503,477	2,753,214	—		4,256,691
Revenue share payable	2,722,127	—	—		2,722,127
Current portion of lease liabilities	14,545	113,384	—		127,929
Deferred revenue	451,787	160,331	—		612,118
Total current liabilities	5,509,715	4,269,601	2,000,000		11,779,316
Non-current liabilities
Long-term debt, less current portion	—	—	35,895,000	A.	35,895,000
Deferred tax liability	—	—	11,649,382	C.	11,649,382
Lease liabilities, net of current portion	—	95,630	—		95,630
Total liabilities	5,509,715	4,365,231	49,544,382		59,419,328
Commitments and contingencies
Stockholders’ equity
Preferred Stock, Series A Convertible	—	250	(250)	C.	—
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding OptimizeRx (Historical) and Pro Forma Combined	—	—	—		—
Common stock, $0.001 par value, 166,666,667 shares authorized, 18,376,771 and 19,821,352 shares issued OptimizeRx (Historical) and Pro Forma Combined, respectively	18,377	9,951	(9,951)	C	19,822
	—	—	1,445	B	—
Treasury stock, $0.001 par value, 1,741,397 and 1,214,398 shares held OptimizeRx (Historical) and Pro Forma Combined, respectively	(1,741)	(25)	25	C.	(1,741)
Additional paid-in-capital	173,049,784	3,099,627	12,089,681	B.	185,139,465
	—	—	(3,099,627)	C.	—
Accumulated deficit	(57,251,261)	9,560,987	(9,560,987)	C.	(57,251,261)
Total stockholders’ equity	115,815,159	12,670,790	(579,664)		127,906,285
Total Liabilities and Stockholder’s Equity	$121,324,874	$17,036,021	$48,964,718		$187,325,613

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2023

	OptimizeRx (Historical)	Medicx (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Net revenue	$26,821,076	$16,618,317	$—		$43,439,393
Cost of revenues, exclusive of depreciation and amortization presented separately below	11,562,766	7,308,166	—		18,870,932
Gross profit	15,258,310	9,310,151	—		24,568,461

Operating expenses
General and administrative expenses	26,274,669	6,357,180	—		32,631,849
Depreciation, amortization and noncash lease expense	928,695	196,739	1,950,000	AB.	2,892,668
	—	—	(182,766)	AC.	—
Total operating expenses	27,203,364	6,553,919	1,767,234		35,524,517
Income (loss) from operations	(11,945,054)	2,756,232	(1,767,234)		(10,956,056)
Other income (expense)
Interest expense	—	—	(3,175,527)	AA.	(3,175,527)
Interest income	1,385,891	141,552	(141,552)	AD.	1,385,891
Income (loss) before provision for income taxes	(10,559,163)	2,897,784	(5,084,313)		(12,745,692)
Income tax provision	—	804,019	(804,019)	AE.	—
Net income (loss)	$(10,559,163)	$2,093,765	$(4,280,294)		$(12,745,692)
Weighted average number of shares outstanding – basic	17,043,793	—	1,444,581		18,488,374
Weighted average number of shares outstanding – diluted	17,043,793	—	1,444,581		18,488,374
Loss per share – basic	$(0.62)	—	—		$(0.69)
Loss per share – diluted	$(0.62)	—	—		$(0.69)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

	OptimizeRx (Historical)	Medicx (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Net revenue	$62,450,156	$28,071,080	—		$90,521,236
Cost of revenues, exclusive of depreciation and amortization presented separately below	23,483,336	12,172,546	—		35,655,882
Gross profit	38,966,820	15,898,534	—		54,865,354

Operating expenses
General and administrative expenses	49,235,529	10,520,437	—		59,755,966
Depreciation, amortization and noncash lease expense	2,022,029	298,735	3,900,000	AB.	5,947,031
			(273,733)	AC.
Total operating expenses	51,257,558	10,819,172	3,626,267		65,702,997
Income (loss) from operations	(12,290,738)	5,079,362	(3,626,267)		(10,837,643)
Other income (expense)
Interest expense	—	(26,461)	(6,351,054)	AA.	(6,377,515)
Interest income	852,298	33,789	(33,789)	AD.	852,298
Other income	—	726,000			726,000
Total other income (expense)	852,298	733,328	(6,384,843)		(4,799,217)
Loss before provision for income taxes	(11,438,440)	5,812,690	(10,011,110)		(15,636,860)
Income tax provision	—	1,350,329	(1,350,329)	AE.	—
Net income (loss)	$(11,438,440)	$4,462,361	$(8,660,781)		$(15,636,860)
Weighted average number of shares outstanding – basic	17,783,992	—	1,444,581		19,228,573
Weighted average number of shares outstanding – diluted	17,783,992	—	1,444,581		19,228,573
Loss per share – basic	$(0.64)	—	—		$(0.81)
Loss per share – diluted	$(0.64)	—	—		$(0.81)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

In accordance with ASC 805 - Business Combination, the Company will be considered as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Company will record the assets and, identifiable intangibles acquired and liabilities assumed in the Merger at their fair values at the date of acquisition. Any remaining purchase price not allocated to these items will be recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, gives pro forma effect to the Merger as if it had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, and for the year ended December 31, 2022, gives pro forma effect to the Merger as if it had been completed on January 1, 2022. These periods are presented on the basis of the Company as the accounting acquirer.

The pro forma adjustments reflecting the consummation of the Merger and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Medicx.

Note 2. Accounting Policies

In connection with the consummation of the Merger, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Preliminary Purchase Price Allocation and Intangible Assets

The following table summarizes the components of the purchase consideration.

Base purchase price	$95,000,000
Cash adjustment	950,000
Working capital adjustment	(1,433,193)
Management investment in common stock	(10,434,193)
Net cash transferred	84,082,614
Fair value of common stock transferred	12,091,126
Fair value of consideration transferred	$96,173,740

A preliminary allocation of the purchase consideration to the estimated fair value of the assets acquired and liabilities assumed by the Company in connection with the Merger is as follows:

	Medicx (Historical)	Estimated useful life
Assets Acquired
Accounts receivable, net	$6,696,242
Prepaid expenses and other	988,238
Property and equipment, net	38,683
Right of use assets	184,254
Customer relationship intangible	34,800,000	15 years
Patent intangible	9,300,000	10 years
Trademark intangible	6,100,000	10 years
Technology intangible	200,000
Deposits	9,728
	58,317,145
Liabilities Assumed
Accounts payable	1,242,672
Accrued Expenses	2,753,214
Lease liabilities	209,014
Deferred revenue	160,331
Deferred tax liabilities	11,649,382
	16,014,613
Goodwill	53,871,208
Fair value of consideration transferred	$96,173,740

The pro-forma purchase price allocation presented above is preliminary and, as a result, the amounts presented could change materially when the purchase price allocation is finalized.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023, are as follows:

A.	Reflects the issuance of the $40 million term loan, net of debt issuance costs of $2.1 million.

B.	Represents the net cash payment of $84.1 million and issuance of 1,444,581 shares of the Company’s common stock in connection with the Merger and the agreement with the Management Investors to use a portion of the Merger consideration received to purchase, in the aggregate, approximately $10.4 million of the Company’s common stock.

C.	Reflects preliminary purchase price allocation and elimination of Medicx’s historical shareholders’ equity.

D.	Reflects elimination of assets not included in the Merger and elimination of historical balance of Medicx intangibles, which were recorded at fair value in C. above.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for year ended December 31, 2022 and for the six month period ended June 30, 2023 are as follows:

AA. Represents interest payable on the term loan.

AB. Represents the amortization of the identifiable intangibles acquired in the Merger.

AC. Represents elimination of the amortization of Medicx’s historical intangibles.

AD. Represents elimination of interest income as Medicx’s historical cash and investments balances did not transfer in the Merger.

AE. Represents the reversal of Medicx’s historical tax provision due to the combined net loss position.

The Company’s net deferred tax assets as of June 30, 2023, are subject to a full valuation allowance, therefore the Condensed Combined Statements of Operation do not reflect any income tax benefit that may arise from the adjustments in AA above.

Note 5. Loss per Share

Loss per share was calculated using the Company’s historical weighted average basic and diluted shares outstanding for the periods ended December 31, 2022, and June 30, 2023, adjusted for the impact of 1,444,581 shares issued to the Management Investors in connection with the Merger, assuming the shares were outstanding since January 1, 2022.

As the Merger related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issuable to the Management Investors have been outstanding for the entirety of all periods presented.